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                                                                    EXHIBIT 10c1

                       SEVERANCE AND RETIREMENT AGREEMENT




          AGREEMENT dated as of January 1, 2000 between FORTUNE BRANDS, INC., a Delaware corporation (the "Company"), and NORMAN H. WESLEY (the "Executive"),


                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Company and the Executive entered into a Severance Agreement dated as of January 1, 1999 (the "Severance Agreement"), in order to provide severance benefits in the event of termination of employment of the Executive under certain circumstances; and

          WHEREAS, the Company and the Executive desire to amend the Severance Agreement in order to provide certain supplemental retirement benefits and enhanced severance benefits as an added inducement to the Executive to remain in the employ of the Company;

          NOW, THEREFORE, in consideration of the premises and to further assure the retention of the Executive in the employ of the Company after the date of this Agreement, the parties hereto do hereby agree that the Severance Agreement is amended in its entirety as follows:
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          Section 1.  Severance Benefits.
                      ------------------

          (a) If and only if during the term of this Agreement the Executive's employment with the Company is terminated by the Company other than for Disability or Cause or by the Executive for Good Reason, the Executive shall be entitled to the severance benefits as provided in this Section 1. The Executive shall not be entitled to any benefits as provided in this Section 1 in the event his employment with the Company is terminated by the Company for Disability or Cause or by the Executive other than for Good Reason.

          (b) If the Executive is entitled to severance benefits, then the Company shall pay to the Executive as severance pay following the Termination Date the following amounts:

               (i) the unpaid portion of his full base salary through the Termination Date at the rate in effect on the date hereof plus any increases therein subsequent thereto;

               (ii) an amount equal to the Executive's base salary shall continue to be paid at the rate in effect on the date hereof plus any increases therein subsequent thereto until the third anniversary of the Termination Date or, if the Executive's Normal Retirement Date (as defined in the Retirement Plan for Employees and Former Employees of Fortune Brands, Inc. (the "Retirement Plan")) occurs prior to the third anniversary of the Termination Date, then payment shall be made until the

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     Executive's Normal Retirement Date, such payments to be made at the
     Company's regular payroll dates; and

               (iii) in lieu of any further annual incentive compensation awards, the greater of the amount awarded to the Executive under the Incentive Compensation Plans for 1999 and the amount awarded to him under the Incentive Compensation Plans for the calendar year immediately preceding the year in which the Termination Date occurs, multiplied by the lesser of three and the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date, payable in three equal installments at the time awards are normally paid under the Incentive Compensation Plans; and

               (iv) in lieu of any further defined contribution plan allocations, the greater of the amount that was allocated to the Executive's account under the Defined Contribution Plan, including the Company 401(k) matching contribution thereto, the profit-sharing provisions of the Supplemental Plan, including the Company matching award related to the supplemental tax deferred amounts therein, and any other defined contribution plan of the Company or an affiliate thereof for 1999 and the amount that would have been required to be so allocated to him for the year immediately preceding the year in which the Termination Date occurs, multiplied by the lesser of the number three and the number of years (and fraction thereof) from the

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     Termination Date to the Executive's Normal Retirement Date, payable in three equal installments on the first three April 15ths following the Termination Date; and

               (v) all legal fees and expenses incurred by the Executive as a result of such termination (including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          (c) If the Executive is entitled to severance benefits, the Company shall maintain in full force and effect, for the Executive's continued benefit for a three-year period (or, if shorter, the period until his Normal Retirement
Date) after the Termination Date, all employee life, health, accident, disability, medical and other employee welfare benefit plans, programs or arrangements in which he was participating immediately prior to the date hereof plus all improvements therein subsequent thereto, provided that his continued participation is possible under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred, the Company shall arrange to provide him with benefits substantially similar to those which he would have been entitled to receive under such plan, program or arrangement if he had remained a participant for such additional three-year period (or, if shorter, such additional

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period until his Normal Retirement Date) after the Termination Date.

          (d) If the Executive is entitled to severance benefits, the Executive shall be entitled to the following as incentive compensation through the Termination Date:

               (i) the unpaid portion of the amount awarded to him as incentive compensation under the Incentive Compensation Plans for the calendar year immediately preceding the year in which the Termination Date occurs, payable at the time awards thereunder are normally paid; and

              (ii) incentive compensation under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs, payable at the time awards thereunder are normally paid, in an amount equal to the amount the Executive would have received thereunder for such period if he had been awarded an amount for the year in which the Termination Date occurs equal to the amount awarded to him for the calendar year immediately preceding the year in which the Termination Date occurs. The incentive compensation provided by this Section 1(d)(ii) shall be prorated for the portion of the year through the Termination Date.

The payments under this Section 1(d)(ii) shall be reduced by the amount actually paid to the Executive under the Incentive

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Compensation Plans for the calendar year in which the Termination Date occurs.

          (e) If the Company shall terminate the Executive's employment other than for Disability or Cause or if the Executive shall terminate his employment for Good Reason and a dispute exists concerning the termination as set forth in
Section 10(n), the Company shall continue to pay the Executive's full base salary through the date the dispute is finally resolved as provided in Section 10(n).

          Section 2.  Retirement Benefits.  Upon the retirement of the Executive
                      -------------------
and if benefits are not payable pursuant to Section 3(a), the Company shall pay to or on behalf of the Executive, monthly beginning on the date payments commence under the Supplemental Plan an amount equal to the excess of (i) over
(ii) below where

               (i) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of the Pension Plans (without regard to any termination or amendment made subsequent to the date hereof which adversely affects in any manner the computation of the Executive's benefits) determined as if Average Actual Earnings under the Supplemental Plan were determined based on the three consecutive Plan Years of

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     Qualifying Employment that provide the highest aggregate of Actual
     Earnings, divided by three, instead of five,

and where

               (ii) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) which the Executive is paid under the terms of the Pension Plans.

          Section 3.  Retirement Benefits in the Event of Termination of
                      --------------------------------------------------
Employment Prior to Normal Retirement Date by Reason of Death or Disability, by
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the Company other than for Cause or by the Executive for Good Reason.
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          (a) If the Executive's employment is terminated by death or disability, or if the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate his employment for Good Reason, then in addition to the retirement benefits to which the Executive is entitled under the Pension Plans, the Company shall pay to or on behalf of the Executive, monthly beginning at the date payments commence under the Supplemental Plan an amount equal to the excess of (i) over (ii) below where

               (i) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of the Pension Plans (without regard to any termination or amendment made subsequent to the date

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     hereof which adversely affects in any manner the computation of the
     Executive's benefits) determined as if (x) Average Actual Earnings under the Supplemental Plan were determined based on the three consecutive Plan Years of Qualifying Employment that provide the highest aggregate of Actual Earnings, divided by three, instead of five and (y) the Executive had accumulated an additional period of Service thereunder (subsequent to his Termination Date) to his Normal Retirement Date at his rate of Actual Earnings in effect on the date hereof plus any increases subsequent thereto, and where

               (ii) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) which the Executive is paid under the terms of the Pension Plans.

For purposes of clause (i) there shall be considered as part of the Executive's Actual Earnings for the period from the Termination Date to his Normal Retirement Date for purposes of determining his highest consecutive calendar three-year average rate of Actual Earnings the sum of (x) the Executive's annual base salary at the rate in effect on the date hereof plus any increases subsequent thereto plus (y) the amount awarded to the Executive under the Incentive Compensation Plans for the year immediately prior to the Termination Date or, if higher, for

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the year in which the Termination Date occurs (whether or not paid).

          (b) The supplemental pension benefits determined under Sections 2 and 3 of this Agreement shall be payable by the Company to the Executive and his contingent annuitant, if any, or as a spouse's benefit to the Executive's spouse if the Executive dies prior to commencement of benefits, in the same manner and for the same period as his pension benefits under the Supplemental Plan and shall be adjusted actuarially as set forth in the Retirement Plan to reflect payment in a form other than a straight life annuity or prior to age 60. In the event that the Corporate Employee Benefits Committee (or successor thereto) of the Company directs that the Executive's benefits under the Supplemental Plan are to be paid as a single sum, such Committee may also direct that an actuarially equivalent single sum payment be made of the retirement benefits payable under this Agreement. In the event the Company segregates assets which are intended to be a source for payment of benefits under this Agreement and the benefits are determined to be taxable to the Executive prior to actual receipt thereof, a payment shall be made to the Executive in an amount sufficient to pay such taxes and any interest and penalties notwithstanding that the Executive may not then have terminated employment, which payment for taxes shall then be used as an offset to the benefits thereafter payable pursuant to this Agreement which shall also be paid in an actuarially equivalent

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single sum payment promptly upon termination of employment. Actuarial equivalence of a single sum payment shall be determined using an interest rate equal to the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months and the mortality table used at the time under the Retirement Plan for funding purposes.

          Section 4.  Notice of Termination; No Mitigation; No Derogation.
                      ---------------------------------------------------
          (a) Any termination by the Company for Disability or Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto.

          (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date or by any other compensation.

          (c) Subject to Section 5, this Agreement and the obligations of the Company hereunder shall not be in derogation of any other obligations of the Company not set forth herein to pay any compensation or to pay or provide any benefit to the Executive.

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          Section 5.  Other Compensation and Benefits.  Notwithstanding any
                      -------------------------------
other provision of this Agreement, (a) any amount otherwise payable to the Executive pursuant to the agreement dated January 1, 1999 between the Company and the Executive, providing for compensation after termination of employment following a change in control of the Company, shall be reduced by the amount of any payments made by the Company to the Executive under Sections 1 and 3 of this Agreement, and (b) any benefits to which the Executive is entitled under the Company's severance pay program covering salaried employees generally shall be reduced by benefits paid under Section 1(b)(ii) of this Agreement.

          Section 6.  Confidential Information.
                      ------------------------
(a) The Executive acknowledges that given his high level position with the Company, he has had and will have access to highly confidential information of the Company and its affiliates, including, but not limited to, financial information, supply and service information, marketing information, personnel data, customer lists, business and financial plans and strategies, and product costs, sources and pricing. The Company and the Executive consider their relation to be one of high confidence with respect to all such information ("Confidential Trade Secrets"). Accordingly, the Executive agrees that during and for a period of eighteen (18) months after the termination of his employment with the

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     Company, regardless of the reasons that such employment might end, the
     Executive will:

               (i) hold all Confidential Trade Secrets in confidence and not discuss, communicate, disclose or transmit to others, or make any unauthorized copy of or use the Confidential Trade Secrets in any capacity, position or business unrelated to the Company;

               (ii) use the Confidential Trade Secrets only in furtherance of proper Company employment related business reasons; and

               (iii) take all reasonable action that the Company deems necessary and appropriate to prevent unauthorized use or disclosure of or to protect the Company's interests in the Confidential Trade Secrets.

          (b) It is understood and agreed that the Executive's obligations under
Section 6(a) do not extend to any knowledge or information which is or hereafter may become available to the public or to competitors otherwise than by disclosure by the Executive in breach of this Agreement nor to disclosure compelled by judicial or administrative proceedings after the Executive diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

          Section 7.  Loyalty.  The Executive further acknowledges that the
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loyalty and dedicated service of the

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Company's and its affiliates' employees is critical to the Company's business.
Accordingly, the Executive agrees that during and after his employment by the Company, regardless of the reasons the employment might end, he will not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any of its affiliates to leave the employment or representation of the Company or of any affiliate. The Executive also agrees that during and after his employment, he will not take any action, or make any statements, that could discredit or disparage the Company or its affiliates, or its or their officers, directors, employees or products.

          Section 8.  Non-Competition.
                      ---------------

          (a) The Executive acknowledges that the Company and its affiliates have invested time and money in establishing or planning to establish one or more aspects of its business throughout the United States, Canada, Mexico and Europe. Therefore, the Executive agrees that during his employment by the Company and for a period of eighteen (18) months after the termination of his employment, the Executive will not, directly or indirectly, individually engage in nor be competitively employed or retained by, or render any competing services for, or be financially interested in, any firm or corporation engaged in any business in the United States, Canada, Mexico or Europe which is directly competitive with any significant

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business in which the Company or any of its affiliates was engaged during the two-year period preceding the date the Executive's employment terminates, including, but not limited to, any significant business in which, during such two-year period, the Executive was involved in the Company's or any affiliate's planning to enter such business.

          (b) The restriction in Section 8(a) shall not apply to

               (i) the purchase by the Executive of stock not to exceed 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange; or

               (ii) the employment of the Executive by a non-competitive subsidiary or non-competitive affiliated entity of a competitor of the Company or any affiliate upon written consent of the Company, which consent shall not unreasonably be withheld.

          (c) The Executive also agrees that for a period of eighteen (18) months after the termination of his employment with the Company he will not solicit business from nor directly or indirectly cause others to solicit business that competes with the Company's or any affiliate's line of products from any entities which have been customers of the Company during the Executive's employment or which were targeted as potential customers during Executive's employment.

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          Section 9.  Remedies.  The Executive recognizes and agrees:
                      --------

          (a) that the covenants and restrictions in Sections 6, 7 and 8 of this agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Company are waived by the Executive to the full extent permitted by law. In the event, however, that a court of competent jurisdiction should determine in any case that the enforcement of any provision contained in such paragraphs would not be reasonable, it is intended that enforcement of a provision which is determined by such court to be reasonable shall be given effect; and

          (b) that a breach of the covenants and restrictions in Sections 6, 7 and 8 of this Agreement would result in irreparable harm to the Company which could not be compensated by money damages alone. Accordingly, the Executive agrees that should there by a breach of any or all of these provisions or a threatened breach, the Company shall be entitled to cease paying amounts under Sections 1 and 3 and to offset any amount it owes to Executive against any damage that it has suffered as a result of the breach of any of the covenants and restrictions in Sections 6, 7 and 8 and in addition to its other remedies, to an order enjoining any such breach or threatened breach without bond. In addition, the Executive agrees that, in the event the he breaches any of the covenants or restrictions in Section 6, 7 or 8 of the Agreement, he will promptly repay to the Company upon demand of the Company any amounts paid to him

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pursuant to Sections 1 and 3.  The Executive further agrees that he will reimburse the Company for its attorney fees and costs incurred in pursuing any action to enforce these provisions.

          Section 10.  Definitions.  The following words shall have the
                       -----------
following meanings in this Agreement:

             (a)  Actual Earnings.  Actual Earnings shall have the same meaning
                  ---------------
     as set forth in the Retirement Plan on the date hereof or any amendment thereto which has the effect of increasing Actual Earnings.

             (b)  Cause.  Termination of employment by the Company for Cause
                  -----
     shall be deemed to have occurred only if (i) termination shall have been the result of (A) an act or acts of dishonesty on the Executive's part constituting a felony and intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company, or (B) the Executive's willful and continued failure substantially to perform his duties and responsibilities (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given

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     a reasonable time after such demand substantially to perform his duties, and (ii) there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors of the Company at a meeting thereof called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of the Board of Directors of the Company the Executive was guilty of conduct set forth above in clause (i)(A) or (i)(B) of this paragraph and specifying the particulars thereof in detail. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based (x) was done or omitted to be done (1) as a result of bad judgment or negligence on his part, or (2) without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled or (3) as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (y) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of payment of expenses under the By-laws of the Company or the laws of the state

                                       17
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     of its incorporation or the directors' or officers' liability insurance of the Company, in each case as in effect at the time of such act or failure to act.

             (c)  Defined Contribution Plan.  Defined Contribution Plan means
                  -------------------------
     the Fortune Brands Retirement Savings Plan.

             (d)  Disability.  Termination of employment by the Company for
                  ----------
     Disability shall be deemed to have occurred only if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for 180 consecutive days and, within 30 days after Notice of Termination is given to the Executive by the Company, the Executive shall not have returned to the full-time performance of his duties.

             (e)  Good Reason.  Termination of employment by the Executive for
                  -----------
     Good Reason shall be deemed to have occurred only if the Executive terminates his employment for any of the following reasons:

               (i) without the Executive's express written consent, any material reduction in the aggregate duties, responsibilities and authority assigned to him as of the date hereof, or the assignment to him of any duties, responsibilities or authority inconsistent with the duties, responsibilities and authority assigned to him as of the date hereof, or a change in his reporting

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          responsibilities, titles, offices or other positions as in effect on the date hereof, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions, except in connection with the termination of his employment as a result of his death or by the Company for Disability or Cause or by the Executive other than for Good Reason;

               (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof plus all increases therein subsequent thereto;

               (iii) the failure of the Company substantially to maintain and to continue the Executive's participation in the Company's benefit plans as in effect on the date hereof and with all improvements therein subsequent thereto (other than those plans or improvements that have expired thereafter in accordance with their original terms), or the taking of any action which would materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him on the date hereof or subsequently. For the purposes hereof such benefit plans shall include, but not be limited to, the Incentive Compensation Plans, the Pension Plans, the

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          Defined Contribution Plan and the Company's Long-Term Incentive Plan;

               (iv) the sum of the Executive's base salary and the amount paid to the Executive as incentive compensation under the Incentive Compensation Plans for any calendar year during the term hereof is less than 90% of the sum of the Executive's base salary and the amount paid to the Executive under the Incentive Compensation Plans for 1999 or any subsequent year during the term hereof for which the sum of such amounts was greater; provided, however, that this paragraph shall not be applicable if the cause of the reduction of the sum of the Executive's base salary and incentive compensation is a failure of the Company to meet performance goals under the Incentive Compensation Plans;

               (v) the failure of the Company to provide the Executive during each calendar year with a number of paid vacation days at least equal to the number of paid vacation days to which he was entitled at the date hereof plus any increases therein subsequent thereto;

               (vi) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination, and for purposes of this

                                       20
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          Agreement, no such purported termination shall be effective; or

               (vii)  any failure of the Company to comply with and satisfy
          Section 11.

             (f)  Incentive Compensation Plans.  Incentive Compensation Plans
                  ----------------------------
     means the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan and any other plans and arrangements of the Company and its affiliates providing for an annual incentive bonus, but not any long-term incentive compensation.

             (g)  Normal Retirement Date.  Normal Retirement Date means the last
                  ----------------------
     day of the month in which the Executive attains age 65.

             (h)  Notice of Termination.  Notice of Termination means a notice
                  ---------------------
     in writing which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

             (i)  Pension Plans.  Pension Plans means the Retirement Plan, the
                  -------------
     Supplemental Plan and any other program, practice or arrangement (other than this Agreement) of the Company or any present or former affiliate thereof to provide the Executive with a defined

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     pension benefit after termination of employment and in effect on the date hereof or hereafter adopted.

             (j)  Qualifying Employment.  Qualifying Employment has the meaning
                  ---------------------
     set forth in the Retirement Plan on the date hereof.

             (k)  Retirement Plan.  Retirement Plan means the Retirement Plan
                  ---------------
     for Employees and Former Employees of Fortune Brands, Inc.

             (l)  Service.  Service has the meaning set forth in the Retirement
                  -------
     Plan on the date hereof.

             (m)  Supplemental Plan.  Supplemental Plan means the Supplemental
                  -----------------
     Plan of Fortune Brands, Inc.

             (n)  Termination Date.  Termination Date means (i) if employment is
                  ----------------
terminated by the Company for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (ii) if employment is terminated for Good Reason, the date specified in the Notice of Termination,
(iii) if employment is terminated by the Company for Cause, the date on which a Notice of Termination is given and (iv) if employment is terminated for any other reason, the date on which the Executive ceases to perform his duties as an officer of the Company; provided, however, that if within 30 days after any Notice of Termination is given the party receiving such notice of termination notifies the other party that a dispute exists concerning the

                                       22
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termination, the Termination Date shall be the date on which the dispute is finally determined, either by written agreement of the parties or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided further, however, that if the dispute is resolved in favor of the Company, the Termination Date shall not be so extended but shall be the date determined under clauses (i) through (iv) of this Section 10(n).

          Section 11.  Successors; Binding Agreement.
                       -----------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and any parent company thereof, by agreement or agreements in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement, and in the case of any such parent company expressly to guarantee and agree to cause the performance of this Agreement, in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the

                                       23
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terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

          (b) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and, in the event of his death, his spouse or contingent annuitant, if any, and his personal or legal representatives.

          Section 12.  Funding.  The Company may, but shall not be obligated to,
                       -------
set aside any funds to fulfill its obligations under Section 3 of this Agreement. Benefits under Section 3 of this Agreement may also be funded in accordance with the terms of the employee grantor trust arrangement set forth in the Trust Agreement made as of January 1, 1999 among the Executive, the Company and The Chase Manhattan Bank or the Segregated Account referred to in such Trust Agreement.

          Section 13.  Notice.  Any notice, demand or other communication
                       ------
required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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

          If to the Company:


                  Fortune Brands, Inc.
                  300 Tower Parkway
                  Lincolnshire, Illinois  60069

                  Attention:  Secretary

          If to the Executive:


                  Norman H. Wesley
                  [Address]


or to such other address as either party may designate by notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed.

          Section 14.  Miscellaneous.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware. This Agreement cannot be modified or any term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the modification or waiver is sought. No waiver by either party hereto at any time of any beach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

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

          Section 15.  Separability.  The invalidity or unenforceability of any
                       ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          Section 16.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

          Section 17.  Withholding of Taxes.  The Company may withhold from any
                       --------------------
benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          Section 18.  Prior Agreements.  Effective as of the date first written
                       ----------------
above, this Agreement shall replace and supersede the Severance Agreement and the Severance Agreement shall be deemed null and void and shall have no further force or effect.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and its seal to be hereunto affixed and attested and the Executive has hereunto set his hand as of the 17th day of March, 2000.

[Seal]                       FORTUNE BRANDS, INC.


Attest:                      By: /s/ Anne C. Linsdau
                                ----------------------------------
                                Anne C. Linsdau
                                Vice President-Human Resources

/s/ Kenton R. Rose
-----------------------------
Asst. Secretary



                                 /s/  Norman H. Wesley
                                 ---------------------------------
                                 Norman H. Wesley





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